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                                FIRST AMENDMENT
                                       TO
                            STOCK PURCHASE AGREEMENT

     THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT ("First Amendment") is made as of the 31st day of March, 1997, by and among CRYSTEK ACQUISITION CORPORATION, a Florida corporation ("Buyer"), WHITEHALL CORPORATION, a Delaware corporation ("Seller"), and CRYSTEK REAL ESTATE CORPORATION, a Pennsylvania corporation (the "Land Company").

                                  WITNESSETH:

     WHEREAS, Seller and Buyer have previously entered into a Stock Purchase Agreement dated February 13, 1997 (the "Purchase Agreement") pursuant to which Seller has agreed to sell, and Buyer has agreed to purchase, all of the outstanding shares of capital stock of Crystek Crystals Corporation, a Florida corporation ("Crystek"); and

     WHEREAS, Seller currently owns certain Real Property (as defined in the Purchase Agreement) which Seller intended to convey to Crystek on or before the Closing Date; and

     WHEREAS, Seller and Buyer have made certain agreements under the Purchase Agreement with respect to the Real Property, the remediation of certain environmental conditions which may exist with respect to the Real Property, and the possible reconveyance of the Real Property to the Seller, all as more fully described in the Purchase Agreement; and

     WHEREAS, in order to facilitate the Buyer's financing of the transactions contemplated by the Purchase Agreement, the parties now wish to amend their agreement to provide (i) that the Real Property shall be purchased by the Land Company, rather than conveyed by Whitehall to Crystek, and (ii) that a portion of the purchase price payable under the Purchase Agreement shall be added to the Buyer's Promissory Note deliverable at Closing, and deducted from the cash payable at Closing, all as more fully described herein.
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     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Definitions. Except as otherwise defined herein, all capitalized terms used in this First Amendment shall have the meanings assigned to such terms in the Purchase Agreement.

          2.  Purchase of Real Property.

              (a) The parties agree that, on the Closing Date, the Real Property shall be transferred and conveyed by Seller to the Land Company, by special warranty deed, for a purchase price of $300,000. Accordingly, the purchase price payable for the Shares under the Purchase Agreement shall be reduced from $2,714,310 to $2,414,310. The allocation of the purchase price set forth in Schedule 2.08 to the Purchase Agreement shall be restated as set forth on Schedule 2.08 attached hereto.

              (b) The cost of title insurance with respect to the conveyance of the Real Property shall be equally divided between Seller and the Land Company, based upon the purchase price therefor. From and after the Closing Date, all of the rights, options and obligations of Buyer set forth in Section 6.10 of the Purchase Agreement shall belong to and be exercised solely by the Land Company, including, without limitation, the right of access to all information pertaining to the Investigation and the Remediation, the right and option to require Seller to purchase the Real Property on the terms and under the conditions set forth in Section 6.10(b) of the Purchase Agreement, and the right and option to lease the Real Property back from Seller in the event of a reconveyance.

     3. Payment of the Purchase Price. The Land Company shall pay the entire purchase price for the Real Property to Seller pursuant to a Promissory Note in the form of EXHIBIT A attached hereto, which will be executed by the Land Company and delivered to Seller on the Closing Date. The Note shall bear interest at the rate of 10% per annum, payable quarterly, and the principal shall be due and payable in a single installment due on April 30,


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1999 or sooner as provided therein. The Note shall be secured by a pledge of all of the Land Company's outstanding capital stock, in the form of EXHIBIT B attached hereto. The Note shall be prepayable by the Land Company at any time, in whole or in part, without penalty.

     4. Modification of Payment Terms. Section 2.02(a)(i) and 2.02(a)(ii) of the Purchase Agreement are hereby amended by reducing the cash payable at Closing to $1,850,000 and increasing the principal amount of the Note to $564,310, the Note to be in the form of Exhibit C attached hereto (in addition to the Promissory Note referenced in Paragraph 3 above).

     5. Modification of Section 4.16. Section 4.16 of the Purchase Agreement is hereby amended by deleting from lines 5 and 6 thereof the words
"Twenty-Seven Thousand Dollars ($27,000.00)" and substituting therefor the words "all cash on hand in excess of One Hundred Thousand Dollars ($100,000.00)".

     6.  Miscellaneous.

         (a) In all other respects, the Purchase Agreement shall remain in full force and effect, as amended by this First Amendment.

         (b) This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

         (c) This First Amendment shall be binding upon and inure to the benefit of the parties hereto, as well as their respective successors and assigns.

         (d) This First Amendment may be executed in more than one counterpart, each of which shall constitute an original, but all of which when taken together shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of




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the date first above written.



                                        CRYSTEK ACQUISITION
                                        CORPORATION

                                        By [/s/ ILLEGIBLE]
                                          ----------------------------
                                        Title: Vice President
                                              ------------------------

                                        WHITEHALL CORPORATION

                                        By [/s/ ILLEGIBLE]
                                          ----------------------------
                                        Title: President
                                              ------------------------

                                        CRYSTEK REAL ESTATE
                                        CORPORATION

                                        By [/s/ ILLEGIBLE]
                                          ----------------------------
                                        Title: President
                                              ------------------------